DLH Reports Fiscal 2026 First Quarter Results
ATLANTA, Feb. 9, 2026 – DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of digital transformation and cybersecurity, systems engineering and integration, and science research and development, today announced financial results for its fiscal first quarter ended December 31, 2025.

Q1 Highlights:

•Revenue variance from prior year period reflects the transition of certain programs to small-business set-aside contractors
•Adjusted EBITDA of $6.5 million, or 9.5% of revenue, benefitting from the Company's initiatives to reduce costs and streamline operations
•Operating cash usage of $4.8 million, reflecting normal first quarter patterns and working capital use; an improvement of almost $7 million year-over-year
•Debt rose modestly due to short-term working capital needs; Company remains on track for further delevering during fiscal 2026
Management Discussion:

“The first quarter of fiscal 2026 demonstrated our resilience and disciplined commitment to managing profitability and cash flow through a period of transition," said Zach Parker, DLH President and Chief Executive Officer. "As previously communicated, our revenue results reflect the anticipated transition of legacy programs to small business contractors. In recognition of our revenue volumes, we have rightsized our cost structure during the first and second quarters. The impact of the first quarter cost scaling initiatives is reflected in Adjusted EBITDA. At the completion of these actions, we believe we will have aligned expense with revenue volumes, restored margins to a competitive level and protected strategic investments that fuel organic growth. Additionally, we remain focused on delevering our balance sheet. While debt grew this quarter in line with first quarter trends, going forward we expect to deploy operating cash flow toward reducing debt levels to enhance our long-term financial flexibility and shareholder value."

Operating Financial Summary
	Three Months Ended
	December 31,
$ million	2025	2024	% Change
Revenue	$68.9	$90.8	(24.1)%
Income from operations	$1.4	$5.6	(75.0)%
Net (loss) income	$(1.3)	$1.1	(218.2)%
Diluted Earnings Per Share	$(0.09)	$0.08	(212.5)%
EBITDA	$5.7	$9.9	(42.4)%
Adjusted EBITDA	$6.5	$9.9	(34.3)%
EBITDA margin on Revenue	8.3%	11.0%	(24.5)%
Adjusted EBITDA margin on Revenue	9.5%	11.0%	(13.6)%
Cash provided by Operating Activities	$(4.8)	$(11.5)	(58.3)%
Free Cash Flow	$(4.8)	$(12.1)	(60.3)%

Additional Financial Metrics
	December 31, 2025	September 30, 2025	% Change
Debt	$136.6	$131.6	3.8%
Backlog	$517.4	$514.3	0.6%

Earnings Call & Webcast:
DLH management will discuss first quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, February 10, 2026. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 855-669-9685 and entering the conference ID #1284372.

About DLH:
DLH (NASDAQ: DLHC) enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 1,700 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.
Contact Information:
Investor Relations
Chris Witty
(646) 438-9385
cwitty@darrowir.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the risk that we will not realize the anticipated benefits of acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 31,
	2025	2024
Revenue	$68,892	$90,782
Cost of operations:
Contract costs	55,395	72,771
General and administrative costs	7,761	8,067
Depreciation and amortization	4,300	4,307
Total operating costs	67,456	85,145
Income from operations	1,436	5,637
Interest expenses	3,396	4,133
(Loss) income before provision for income taxes	(1,960)	1,504
Provision for income taxes (benefit) expense	(636)	389
Net (loss) income	$(1,324)	$1,115

Net (loss) income per share
Basic	$(0.09)	$0.08
Diluted	$(0.09)	$0.08
Weighted average common stock outstanding
Basic	14,493	14,386
Diluted	14,563	14,563

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value of shares)

	December 31, 2025	September 30, 2025
	(unaudited)
ASSETS
Current assets:
Cash	$257	$125
Accounts receivable	35,842	38,394
Other current assets	3,543	4,018
Total current assets	39,642	42,537
Goodwill	138,161	138,161
Intangible assets, net	87,752	91,865
Operating lease right-of-use assets	8,264	8,764
Deferred income taxes, net	8,447	7,947
Equipment and improvements, net	1,127	1,274
Other long-term assets	115	115
Total assets	$283,508	$290,663
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$14,250	$19,246
Accrued payroll	5,996	12,153
Debt obligations - current, net of deferred financing costs	17,425	8,067
Operating lease liabilities - current	3,129	2,918
Other current liabilities	226	287
Total current liabilities	41,026	42,671
Long-term liabilities:
Debt obligations - long-term, net of deferred financing costs	116,050	119,966
Operating lease liabilities - long-term	13,199	14,022
Other long-term liabilities	1,045	1,046
Total long-term liabilities	130,294	135,034
Total liabilities	171,320	177,705
Shareholders' equity:
Common stock, $0.001 par value; 40,000 shares authorized; 14,493 and 14,493 shares issued and outstanding at December 31, 2025 and September 30, 2025, respectively	14	14
Additional paid-in capital	102,288	101,734
Retained earnings	9,886	11,210
Total shareholders’ equity	112,188	112,958
Total liabilities and shareholders' equity	$283,508	$290,663

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
(Amounts in thousands)

	Three Months Ended
	December 31,
	2025	2024
Operating activities
Net (loss) income	$(1,324)	$1,115
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	4,300	4,307
Amortization of deferred financing costs charged to interest expense	433	457
Stock-based compensation expense	647	193
Deferred income taxes, net	(501)	780
Changes in operating assets and liabilities:
Accounts receivable	2,552	(14,421)
Other assets	974	(661)
Accounts payable and accrued liabilities	(4,996)	(6,567)
Accrued payroll	(6,157)	2,275
Other liabilities	(698)	984
Net cash used in operating activities	(4,770)	(11,538)
Investing activities
Purchase of equipment and improvements	(39)	(552)
Net cash used in investing activities	(39)	(552)
Financing activities
Proceeds from revolving line of credit	67,396	59,910
Repayment of revolving line of credit	(62,362)	(47,509)
Payments of deferred financing costs	—	(202)
Payment of tax obligations resulting from net exercise of stock options	(93)	—
Net cash provided by financing activities	4,941	12,199
Net change in cash	132	109
Cash - beginning of period	125	342
Cash - end of period	$257	$451
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$3,003	$3,594
Cash paid during the period for income taxes	$—	$32
Supplemental disclosure of non-cash activity
Common stock surrendered for the exercise of stock options	(93)	$—
Lease liability recognized to acquire a right-of-use asset	$—	1,377

Non-GAAP Financial Measures
The Company uses EBITDA, Adjusted EBITDA, EBITDA as a percent of revenue, and Adjusted EBITDA as a percent of revenue as supplemental non-GAAP measures of performance. The Company uses Free Cash Flow as a supplemental non-GAAP liquidity measure. We define the measures as following:
EBITDA and Adjusted EBITDA represent net (loss) income excluding depreciation and amortization, interest expense, and provision for income taxes; Adjusted EBITDA further excludes costs associated with scaling general and administrative expenses to revenue volume.
EBITDA and Adjusted EBITDA as a percent of revenue are calculated by dividing EBITDA or Adjusted EBITDA, respectively, for the measurement period by revenue for the same period.
Free cash flow is net cash provided by operating activities less the impact of purchases of equipment and improvements.
EBITDA, Adjusted EBITDA, EBITDA as a percent of revenue, and Adjusted EBITDA as a percent of revenue are non-GAAP measures of performance and are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Free Cash Flow, a non-GAAP liquidity measure, is used by management to assess our ability to generate cash from our business operations and plan for future operating and capital actions.

Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

EBITDA, Adjusted EBITDA, EBITDA as a percent of revenue, Adjusted EBITDA as a percent of revenue, and free cash flow are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance and liquidity investors should (i) evaluate adjustments in our reconciliation to the nearest GAAP financial measures and (ii) use non-GAAP measures in addition to, and not as an alternative to, measures of our operating results, as defined under GAAP.
Reconciliation of GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended
	December 31,
	2025	2024	Change
EBITDA and Adjusted EBITDA
Net (loss) income	$(1,324)	$1,115	$(2,439)
Depreciation and amortization	4,300	4,307	(7)
Interest expense, net	3,396	4,133	(737)
Provision for income taxes (benefit) expense	(636)	389	(1,025)
EBITDA	$5,736	$9,944	$(4,208)
Cost scaling initiatives	808	—	808
Adjusted EBITDA	$6,544	$9,944	$(3,400)
Net (loss) income as a % of revenue	(1.9)%	1.2%
EBITDA as a % of revenue	8.3%	11.0%
Adjusted EBITDA as a % of revenue	9.5%	11.0%
Revenue	$68,892	$90,782
Reconciliation of Free Cash Flow (in thousands):

	Three Months Ended
	December 31,
	2025	2024	Change
Net cash (used in) provided by operating activities	$(4,770)	$(11,539)	$6,769
Less: Purchases of equipment and improvements	(39)	(552)	513
Free Cash Flow	$(4,809)	$(12,091)	$7,282